Exhibit 99.2

American Standard Energy Corp. and Subsidiary

   Pro Forma Combined Balance Sheet

  (Unaudited)

	December 31, 2011
	The Company Historical	Pro Forma Adjustments		Pro Forma Combined
Current assets:

Cash and cash equivalents	$733,049	$-		$733,049
Oil and gas sales receivables	1,556,414	-		1,556,414
Oil and gas sales receivables - related parties	639,714	-		639,714
Other current assets	308,208	-		308,208
Total current assets	3,237,385	-		3,237,385

Oil and natural gas properties at cost, successful efforts method
Proved	76,919,789	-		76,919,789
Unproved	25,212,635	35,000,000	a	84,144,922
		13,500,000	a
		8,500,000	b
		1,500,000	a
		432,287	c
Accumulated depletion and depreciation	(14,310,006)	-		(14,310,006)
Total oil and natural gas properties, net	87,822,418	58,932,287		146,754,705

Debt issuance costs, net of amortization of $69,184	720,175	-		720,175
Prepaid drilling costs	2,590,356	-		2,590,356
Deposit on properties with affiliate	1,500,000	(1,500,000)	a	-
Other assets, net of accumulated depreciation of $7,380	24,403	-		24,403

Total assets	$95,894,737	$57,432,287		$153,327,024

Current liabilities:
Accounts payable - trade	$3,373,262	$432,287	c	$3,805,549
Accounts payable and accrued liabilities - related parties	8,574,017	-		8,574,017
Accrued withholding tax	1,338,308	-		1,338,308
Commodity derivatives	243,996	-		243,996
Other accrued liabilities	36,665	-		36,665
Total current liabilities	13,566,248	432,287		13,998,535

Term loan and revolving credit facility, net of discount of $9,907,057	7,262,832	35,000,000	a	48,462,497
		8,500,000	b
		(2,300,335)	b
Asset retirement obligations	394,177	-		394,177
Commodity derivatives	421,964	-		421,964
Warrant derivative liabilities	15,298,658	-		15,298,658
Total liabilities	36,943,879	41,631,952		78,575,831

Stockholders' equity
Preferred stock, $.001 par value; 1,000,000 shares authorized; None issued and outstanding	-	-		-
Common stock, $.001 par value; 100,000,000 shares authorized, 40,178,060 shares issued and 39,971,367 shares outstanding at December 31, 2011	40,178	5,000	a	45,178
Additional paid-in capital	75,504,243	13,495,000	a	91,299,578
		2,300,335	b
Treasury stock, 206,693 shares at cost	(1,116,514)	-		(1,116,514)
Accumulated deficit	(15,477,049)	-		(15,477,049)
Total stockholders' equity	58,950,858	15,800,335		74,751,193

Total liabilities and stockholders' equity	$95,894,737	$57,432,287		$153,327,024

See accompanying notes to unaudited pro forma combined financial statements.

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  American Standard Energy Corp. and Subsidiary

  Pro Forma Combined Statement of Operations

  (Unaudited)

	Year Ended December 31, 2011
	The Company Historical	The XOG Properties Historical	Pro Forma Adjustments		Pro Forma Combined
Operating revenues:
Oil and natural gas revenues	$12,407,774	$4,924,000	$-		$17,331,774

Operating costs and expenses:
Oil and natural gas production costs	3,067,087	3,301,000	-		6,368,087
General and administrative	16,387,633	-	-		16,387,633
Impairment of oil and natural gas properties	1,027,552	-	-		1,027,552
Depreciation, depletion and amortization	3,313,250	-	-		3,313,250
Accretion of discount on asset retirement obligations	20,951	-	-		20,951

Total operating costs and expenses	23,816,473	3,301,000	-		27,117,473

Income (loss) from operations	(11,408,699)	1,623,000	-		(9,785,699)

Other income (expense), net:
Realized and unrealized loss on commodity derivatives	(670,659)	-	-		(670,659)
Interest expense, including accretion of debt discount	(1,184,862)	-	(3,508,515)	d	(5,460,155)
			(766,778)	e
Unrealized expense on warrant derivatives	(409,668)	-	-		(409,668)
Total other income (expense), net	(2,265,189)	-	(4,275,293)		(6,540,482)

Income (loss) before income taxes	(13,673,888)	1,623,000	(4,275,293)		(16,326,181)

Income tax benefit	-	-	-		-

Net income (loss)	$(13,673,888)	$1,623,000	$(4,275,293)		$(16,326,181)

Weighted average common shares outstanding	35,413,541	-	5,000,000		40,413,541
Loss per share basic and diluted	$(0.39)				$(0.40)

See accompanying notes to unaudited pro forma combined financial statements.

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  American Standard Energy Corp. and Subsidiary

Notes to Unaudited Pro Forma Combined Financial Statement

1. Basis of Presentation:

The financial statements included in this report present the pro forma combined balance sheet and pro forma combined results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by American Standard Energy Corp. (the “Company”).

The unaudited pro forma combined balance sheet as of December 31, 2011 included in this report gives effect to the Company’s March 5, 2012 acquisition of certain oil and natural gas properties (referred to as the “XOG Properties”) acquired from XOG Operating LLC (“XOG”) and Geronimo Holding Corporation (“Geronimo” and together with XOG, the “Sellers”).

The unaudited pro forma combined balance sheet as of December 31, 2011 is derived from:

•	the historical consolidated financial statements of the Company;

•	the purchase price allocation of oil and natural gas properties acquired from the Sellers.

The unaudited pro forma combined statement of operations for the year ended December 31, 2011 included in this report gives effect to the Company’s acquisition of the XOG Properties for the period January 1, 2011 through December 31, 2011.

The unaudited pro forma combined statement of operations for the year ended December 31, 2011 is derived from:

•	the historical consolidated financial statements of the Company;

•	the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired by the Company from the Sellers;

•	pro forma adjustments based on assumptions we have deemed appropriate.

The transaction and the related adjustments are described in the accompanying notes. In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma combined financial statements.

The unaudited pro forma combined balance sheet and unaudited pro forma combined state of operations are presented for illustrative purposes only, and does not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statement due to factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”). The unaudited pro forma statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the acquired businesses reflected therein as filed by the Company with the SEC in this amended 8-K/A.

2. Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the following adjustments:

a.	On March 5, 2012, the Company purchased the XOG Properties from the Sellers in exchange for the delivery by the Company to the Sellers of $10 million in cash, including a $1.5 million cash deposit previously paid by the Company, a note in the principal amount of $35,000,000 made by the Company in favor of Geronimo and 5,000,000 shares of the common stock of the Company. The value assigned to the common stock was $2.70 per share, the closing price of the Company’s common stock on March 5, 2012.

The Company allocated all of the purchase price of the acquisition to unproved properties as the producing properties acquired were deemed to be uneconomic at the time of acquisition and when their associated fair value was assessed. Thus, no adjustment for depletion and amortization has been reflected in the pro forma financial statements.

b.	To record the pro-rata portion of the $20,000,000 Pentwater note that was used for funding the acquisition and to the related note payable pro-rata discount from the issuance of warrants to the note holder. On February 10, 2012, the Company and ASEN 2, Corp. (“ASEN 2”), a wholly-owned subsidiary of the Company formed on January 25, 2012, closed on a Note and Warrant Purchase Agreement dated February 9, 2012, (the “Purchase Agreement”), with Pentwater Equity Opportunities Master Fund Ltd. and PWCM Master Fund Ltd., (“Pentwater”) in connection with a $20 million private financing. The initial funding made by Pentwater to ASEN 2 on February 10, 2012 (“Pentwater Closing Date”), was in the amount of $10 million. The second funding for an additional $10 million, which closed on March 5, 2012, occurred concurrently with the closing of the purchase and sale agreement by and among the Company, Geronimo and XOG. Of the $10 million funded on March 5, 2012, $8.5 million was used to fund the XOG Properties acquisition.

c.	To accrue for purchase price adjustments from the effective date to the closing date.

d.	To record interest expense associated with $35.0 million note issued as partial consideration in the acquisition of the XOG Properties, using an interest rate of 7%.

e.	To record interest expense and accretion of debt discount associated with the Pentwater note payable.

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